As filed with the Securities and Exchange Commission on April 25, 2002

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 24, 2002

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-15929	Progress Energy, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina	56-2155481

The address of the registrant has not changed since the last report.

ITEM 5.    OTHER EVENTS

On April 24, 2002 the Registrant issued a press release announcing its 2002 first quarter earnings. Portions of such press release are filed herewith as Exhibit 99.1 and incorporated by such reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ Peter M. Scott, III
Peter M. Scott III
Executive Vice President and
Chief Financial Officer

Date: April 25, 2002

EXHIBIT INDEX

99.1	Portions of press release of Progress Energy, Inc. announcing its 2002 first quarter earnings, dated April 24, 2002.